Exhibit 99.1

American International Holdings Corp. Completes Acquisition of Cycle Energy Corp. of Electra, Texas.

Michael McLaren appointed Director and Chief Executive Officer; James Pendergast appointed Chief Financial Officer

Electra, Texas – March 27, 2023 – American International Holdings Corp. (OTCQB: AMIH), (“AMIH” or the “Company”), a diversified holding company, is pleased to announce that it has entered into a Share Exchange Agreement (the “Exchange Agreement”) with Cycle Energy Corp. (“Cycle Energy”) and Marble Trital Inc., the sole shareholder of Cycle Energy (the “Shareholder”) whereby the Shareholder exchanged 100% of the ownership of Cycle Energy in consideration for 1,000,000 shares of the Series A Preferred Stock of the Company (the “New Series A Shares”). Pursuant to the Exchange Agreement, which closed on February 15, 2023, Cycle Energy is now a wholly-owned subsidiary of AMIH.

The Shareholder’s beneficial owner, Mr. Michael McLaren, was appointed as the Company’s new Chief Executive Officer and the Company appointed Mr. James Pendergast to serve as the Company’s new Chief Financial Officer. Furthermore, and in connection with the recent acquisition, the Company has determined to change its main operational focus to owning, acquiring, managing and operating various cash flowing opportunistic energy, oil and gas opportunities and has such divested the majority of its healthcare related holdings, provided the Company also plans to continue certain healthcare related activities post-closing.

“The acquisition of Cycle Energy Corp. is the next fundamental step in our evolution as a company,” stated Mr. McLaren, CEO of American International Holdings Corp., who continued, “With our business strategy of ‘Acquire, Restore, Produce’ using our state-of-the-art equipment and technologies, we believe being a fully reporting issuer traded on the OTCQB markets will allow us to grow at a faster pace than ever before.”

About Cycle Energy Corp.

Cycle Energy Corp. is a diversified energy company based in the state of Texas and currently operates three vertically integrated businesses.

-	Cycle Oil and Gas. This wholly-owned Texas subsidiary focuses on acquiring and optimizing underdeveloped oil and gas assets. It employs both internally developed and third party-licensed technologies to increase production, optimize performance and reduce costs. Cycle Oil and Gas currently produces approximately 30 barrels of oil per day from 16 leases on approximately 2,000 acers. The company currently has 125 wells on lease to reactivate. Since acquiring the leases in July 2022, Cycle Oil and Gas has increased production from an average of 7 barrels/day to 30 barrels per day. After reviewing well control data in the area Cycle Oil and Gas believes that there is more recoverable oil available on these leases.

-	Cycle Energy Services. This wholly-owned Texas subsidiary supports Cycle Energy’s overall exploration and production efforts with “well services” and “end of life reclamation.” Cycle Energy Services owns and operates a combination of customized service-wireline rigs and HydroVac units. This cutting-edge equipment allows for faster “rig in” and “rig out” times. Overall, Cycle Energy Services equipment and experience combination seeks to reduce the amount of time and fuel burned to complete an abandonment or workover thus reducing costs.

-	Cycle Energy Technologies. This wholly-owned Texas subsidiary provides both R&D and existing technology to enable increased production in the field. Cycle Energy’s flagship intellectual property is its mobile Gas To Liquid system. This is used to convert natural gas and other gaseous hydrocarbons into longer-chain hydrocarbons, such as gasoline or diesel fuel.

Each of Cycle Energy’s three vertically integrated businesses operate in tandem to help Cycle Energy capture unique opportunities that often go untapped by the company’s competitors. To learn more about Cycle Energy Corp., please see our Twitter page at https://twitter.com/CycleNRG.

A complete description of the acquisition and related transactions can be found in the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission (“SEC”) on March 27, 2023, and available at www.sec.gov.

About American International Holdings Corp.

American International Holdings Corp. (OTCQB:AMIH) is an investor, developer and asset manager diversified across the energy supply chain. Today the AMIH portfolio encompasses Cycle Energy Corp., a diversified energy company based in the state of Texas that currently owns and operates three vertically integrated businesses – Cycle Oil and Gas, Cycle Energy Services and Cycle Energy Technologies.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company and its subsidiaries to be materially different than those expressed or implied in such statements. Forward-looking statements may include projections and estimates of the Company’s corporate strategies, future operations, development plans and programs, including the costs thereof, drilling locations, estimated oil, natural gas and natural gas liquids production, price realizations, projected operating, general and administrative and other costs, projected capital expenditures, efficiency and cost reduction initiative outcomes, statements regarding future production, costs and cash flows, liquidity and our capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding; the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all, the availability of such funding and the costs thereof; risks related to the speculative nature of oil and gas operations; risks associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock, dependence upon present management, the fact that Michael McLaren, our CEO and member of the Board, beneficially owns a majority of our voting stock; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; inflationary risks and recent increased interest rates, and the risks of recessions and economic downturns caused thereby; risks related to military conflicts in oil producing countries; changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; the amount and timing of future development costs; the availability and demand for alternative energy sources; regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; and others that are included from time to time in filings made by the Company with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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